Exhibit 10.1

Schedule of special achievement awards to certain named executive officers

2004 SPECIAL AWARDS

Background

From time to time unusual events merit awards for outstanding individual performance outside of the short-term incentive plan. Special events such as restructurings, mergers and acquisitions or comprehensive programs have been the basis for special recognition in the past.

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2004 SPECIAL AWARDS

INTEGRIS ACQUISITION
■ Neil S. Novich CEO, President & Chairman	15,000	shares of restricted stock 100% vesting after 3 years
■ Jay Gratz EVP & CFO	6,700	shares of restricted stock 100% vesting after 3 years
SAP IMPLEMENTATION
■ Gary Niederpruem EVP	5,000	shares of restricted stock 100% vesting after 3 years
J & F ACQUISITION
■ Jay Gratz EVP & CFO	10,000	shares of restricted stock 100% vesting after 3 years
REFINANCING

■ Jay Gratz EVP & CFO	$127,500	cash